Exhibit 10.32

THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT

This THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of November 20, 2013 (the “Effective Date”), is made by and among CITIBANK, N.A., having an address at 388 Greenwich Street, 19th Floor, New York, New York 10013 (together with its successors and/or assigns, “Buyer”), PARLEX 2 FINANCE, LLC, a Delaware limited liability company, having an address c/o Blackstone Mortgage Trust, Inc., 345 Park Avenue, New York, New York 10154 (“Seller”) and, for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof, BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, having an address at 345 Park Avenue, New York, New York 10154 (“Guarantor”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of June 12, 2013, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of July 26, 2013 (the “First Amendment to MRA”) and that certain Second Amendment to Master Repurchase Agreement, dated as of September 11, 2013 (as the same may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement; and

WHEREAS, Seller and Buyer desire to modify certain terms and provisions of the Repurchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date, and Guarantor acknowledges and agrees as to the provision set forth in Section 3 as of the Effective Date:

1. Modification of Repurchase Agreement. The Repurchase Agreement is hereby modified as of the Effective Date as follows:

(a) The definition of “Purchased Loan – Class A” in Section 2 of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

““Purchased Loan – Class A” shall mean a Purchased Loan or any portion of the Purchase Price relating to such Purchased Loan categorized as a “Class A” Purchased Loan on the related executed Confirmation.”

(b) The definition of “Purchased Loan – Class B” in Section 2 of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

““Purchased Loan – Class B” shall mean a Purchased Loan or any portion of the Purchase Price relating to such Purchased Loan categorized as a “Class B” Purchased Loan on the related executed Confirmation.

(c) The item listed as subclause (iii) in Section 3(b) of the Repurchase Agreement (which item was incorporated pursuant to the First Amendment to MRA) as to be set forth in the Confirmation is hereby deleted in its entirety and replaced with the following:

“(iii) either (A) the classification of such Purchased Loan as either a Purchased Loan – Class A or a Purchased Loan – Class B, or (B) in lieu thereof, the classification of a portion of the Purchase Price relating to such Purchased Loan as either (x) a Purchased Loan – Class A and the classification of the remaining portion of such Purchase Price, if any, as a a Purchased Loan – Class B or (y) a Purchased Loan – Class B and the classification of the remaining portion of such Purchase Price, if any, as a Purchased Loan – Class A.”

(d) The last sentence of Section 3(c) of the Repurchase Agreement (which sentence was incorporated pursuant to the First Amendment to MRA) is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary set forth herein, upon classification of a Purchased Loan in its entirety as either a Purchased Loan – Class A or a Purchased Loan – Class B, or classification of any portion of the Purchase Price relating to such Purchased Loan as either a Purchased Loan – Class A or a Purchased Loan – Class B, such Purchased Loan or applicable portion of the Purchase Price relating to a Purchased Loan may be subsequently re-classified by Seller subject to the limitations set forth herein with respect to the Facility Amount – Class A, Facility Amount – Class B, Facility Availability Period – Class A and Facility Availability Period – Class B. Notwithstanding the foregoing, (A) no re-classification of all or a portion of the Purchase Price relating to a Purchased Loan – Class A as a Purchased Loan – Class B shall cause the aggregate outstanding Purchase Prices for all Purchased Loans – Class B to at any time exceed the Facility Amount – Class B, and (B) Seller shall not be permitted to re-classify all or a portion of the Purchase Price relating to a Purchased Loan – Class B as a Purchased Loan – Class A after the Facility Expiration Date – Class A.”

(e) The following is hereby added to the end of Section 3(f) of the Repurchase Agreement:

“Reductions of outstanding Purchase Price made in accordance with this Section 3(f) in connection with a Purchased Loan for which a portion of the Purchase Price is classified as a Purchased Loan – Class A and a portion of the Purchase Price is classified as a Purchased Loan – Class B, shall be applied in reduction of the outstanding Purchase Price classified as Purchased Loan – Class A and/or Purchased Loan – Class B as directed by Seller.”

(f) The following is hereby added to the end of Section 5(e) of the Repurchase Agreement:

“Principal Payments applied in accordance with this Section 5(e) toward the reduction of outstanding Purchase Price in respect of a Purchased Loan for which a portion of the Purchase Price is classified as a Purchased Loan – Class A and a portion of the Purchase Price is classified as a Purchased Loan – Class B, shall be applied in reduction of the outstanding Purchase Price classified as Purchased Loan – Class A and/or Purchased Loan – Class B as directed by Seller.”

2. Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).

3. Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.

4. Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended by this Amendment.

5. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, the Guaranty, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.

6. Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

7. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.

8. Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 20 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.

SELLER:

PARLEX 2 FINANCE, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Principal, Head of Capital Markets, and Treasurer

GUARANTOR:

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Principal, Head of Capital Markets, and Treasurer

[Signatures Continued on Next Page]

BUYER:

CITIBANK, N.A.

By:	/s/ Richard B. Schlenger
	Name:	Richard B. Schlenger
	Title:	Authorized Signatory